Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Second Quarter 2026 Financial Results

Irvine, CA. April 7, 2026 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced financial results for the fiscal second quarter ended February 28, 2026.

Fiscal Second Quarter 2026 Highlights

➢
Total sales were $80.0 million, compared to $64.9 million in the second quarter of 2025;
➢
Comparable restaurant sales increased 8.6% for the second quarter of 2026 as compared to the second quarter of 2025;
➢
Operating loss was $2.2 million, compared to an operating loss of $4.6 million in the second quarter of 2025;
➢
Net loss was $1.7 million, or $(0.14) per diluted share, compared to net loss of $3.8 million, or $(0.31) per diluted share, in the second quarter of 2025;
➢
Adjusted net loss* was $0.5 million, or $(0.04) per diluted share, compared to an adjusted net loss* of $1.7 million or $(0.14) per diluted share, in the second quarter of 2025;
➢
Restaurant-level operating profit* was $14.6 million, or 18.2% of sales;
➢
Adjusted EBITDA* was $5.5 million; and
➢
One new restaurant opened during the fiscal second quarter of 2026.

*Adjusted net loss, Restaurant-level operating profit and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions.” Please see the reconciliation of non-GAAP measures accompanying this release. See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “Entering this fiscal year, we knew that the second fiscal quarter would be critical regarding our ability to accomplish our stated goals, expectations and full-year guidance. Our fiscal second quarter was quite strong, with better-than-expected comparable sales performance and record-breaking labor leverage. This quarter is a great demonstration of the advantages that are unique to Kura, whether it’s our unmatched scale in the sushi space, our unique approach to technology, or the agility of our team members in building and implementing new initiatives.”

Review of Fiscal Second Quarter 2026 Financial Results

Total sales were $80.0 million compared to $64.9 million in the second quarter of 2025. Comparable restaurant sales increased 8.6%, consisting of traffic of 4.3% and a price/mix of 4.3% for the second quarter of 2026 as compared to the second quarter of 2025.

Food and beverage costs as a percentage of sales were 30.4% compared to 28.7% in the second quarter of 2025. The increase is primarily due to tariffs on imported ingredients, partially offset by increases in menu prices.

Labor and related costs as a percentage of sales were 30.7% compared to 34.8% in the second quarter of 2025. The decrease is primarily due to operational efficiencies, pricing and better sales leverage, partially offset by low-single digit wage inflation.

Occupancy and related expenses were $6.5 million compared to $5.1 million in the second quarter of 2025. The increase is primarily due to eleven new restaurants opening since the second quarter of 2025.

Other costs as a percentage of sales were 14.5% compared to 13.5% in the second quarter of 2025. The increase is primarily driven by higher marketing expenses and utilities.

General and administrative expenses were both $11.0 million in the second quarter of 2026 and 2025. An increase in compensation-related costs of $0.7 million and $0.2 million of other net expenses were offset by a decrease in litigation costs of $0.9 million. As a percentage of sales, general and administrative expenses decreased to 13.7%, as compared to 16.9% in the second quarter of 2025, primarily due to sales leverage.

Operating loss was $2.2 million compared to an operating loss of $4.6 million in the second quarter of 2025.

Income tax expense was $51 thousand compared to income tax expense of $38 thousand in the second quarter of 2025.

Net loss was $1.7 million, or $(0.14) per diluted share, compared to net loss of $3.8 million, or $(0.31) per diluted share, in the second quarter of 2025.

Adjusted net loss* was $0.5 million, or $(0.04) per diluted share, compared to an adjusted net loss* of $1.7 million or $(0.14) per diluted share, in the second quarter of 2025.

Restaurant-level operating profit* was $14.6 million, or 18.2% of sales, compared to $11.2 million, or 17.3% of sales, in the second quarter of 2025.

Adjusted EBITDA* was $5.5 million compared to $2.7 million in the second quarter of 2025.

Restaurant Development

During the fiscal second quarter of 2026, the Company opened one new restaurant in Pflugerville, Texas. Subsequent to February 28, 2026, the Company opened four new restaurants in Orange, California; Goodyear, Arizona; Union City, California and Wellington, Florida.

Fiscal Year 2026 Outlook

For the full fiscal year of 2026, the Company updates and reiterates the following annual guidance:

➢
Total sales between $333 million and $335 million;
➢
16 new restaurants, maintaining an annual unit growth rate above 20%, with average net capital expenditures per unit of approximately $2.5 million;
➢
General and administrative expenses** as a percentage of sales to be approximately 12.0%, excluding litigation expenses.
➢
Restaurant-level operating profit margins between 18.0 and 18.5%.

** See “Non-GAAP Financial Measures” below.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. EDT today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer, Jeff Uttz, Chief Financial Officer, and Benjamin Porten, SVP Investor Relations & System Development.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13759165. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a leading technology-enabled Japanese restaurant concept with 88 locations across 22 states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura

2 | Page

Sushi, Inc., a Japan-based revolving sushi chain with more than 650 restaurants internationally and 45 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Adjusted Net Income (Loss), a non-GAAP measure, is defined as net income (loss) before certain items, such as litigation expenses, that the Company believes are not indicative of its core operating results. Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by the number of diluted shares.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense and asset disposals, closure costs and restaurant impairments, as well as certain items, such as litigation expenses that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Comparable Restaurant Sales Performance refers to the percent change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 full calendar months by the end of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening. For restaurants that were temporarily closed the comparative period was also adjusted accordingly.

Non-GAAP Financial Measures

To supplement the financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level and certain other expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled

3 | Page

measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP financial measures on a supplemental basis.

The Company believes that a quantitative reconciliation of the Company’s non-GAAP general and administrative expenses financial measure guidance to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of this non-GAAP financial measure would require the Company to provide guidance for litigation expenses that cannot reasonably be predicted due to the fact that the timing and amount of such item is dependent on the timing and outcome of certain actions. For the same reasons, we are unable to address the probable significance of the unavailable information.

4 | Page

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: the Company’s ability to successfully maintain increases in our comparable restaurant sales; the Company’s ability to successfully execute our growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors; the Company’s ability to compete with many other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its majority stockholder Kura Sushi, Inc.; changes in food and supply costs, including the impact of inflation and tariffs; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs, as well as the impact of labor availability; the failure of the Company’s automated equipment or information technology systems or the breach of its network security; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

### #### ###

Investor Relations Contact:

Jeff Priester or Steven Boediarto

(657) 333-4010

investor@kurausa.com

5 | Page

Kura Sushi USA, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except for per share data; unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2026	2025	2026	2025
Sales	$80,018	$64,894	$153,473	$129,350
Restaurant operating costs:
Food and beverage costs	24,317	18,630	46,251	37,297
Labor and related costs	24,578	22,593	48,476	43,828
Occupancy and related expenses	6,518	5,099	12,356	9,853
Depreciation and amortization expenses	4,142	3,286	8,122	6,377
Other costs	11,589	8,780	23,394	18,121
Total restaurant operating costs	71,144	58,388	138,599	115,476
General and administrative expenses	10,967	10,985	20,518	19,718
Depreciation and amortization expenses	135	110	264	219
Total operating expenses	82,246	69,483	159,381	135,413
Operating loss	(2,228)	(4,589)	(5,908)	(6,063)
Other expense (income):
Interest expense	15	13	33	26
Interest income	(582)	(859)	(1,256)	(1,424)
Loss before income taxes	(1,661)	(3,743)	(4,685)	(4,665)
Income tax expense	51	38	87	77
Net loss	$(1,712)	$(3,781)	$(4,772)	$(4,742)
Net loss income per Class A and Class B shares
Basic	$(0.14)	$(0.31)	$(0.39)	$(0.40)
Diluted	$(0.14)	$(0.31)	$(0.39)	$(0.40)
Weighted average Class A and Class B shares outstanding
Basic	12,120	12,073	12,116	11,737
Diluted	12,120	12,073	12,116	11,737

Other comprehensive loss:
Unrealized gain on short-term investments	$6	—	$46	—
Comprehensive loss	$(1,706)	$(3,781)	$(4,726)	$(4,742)

6 | Page

Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

	February 28, 2026	August 31, 2025
Selected Balance Sheet Data:
Cash and cash equivalents	$26,605	$47,498
Total assets	$460,980	$430,942
Total liabilities	$232,169	$199,872
Total stockholders’ equity	$228,811	$231,070

	Three Months Ended February 28,		Six Months Ended February 28,
	2026	2025	2026	2025
Selected Operating Data:
Restaurants at the end of period	84	73	84	73
Comparable restaurant sales performance	8.6%	(5.3)%	3.0%	(1.6)%
EBITDA	$2,049	$(1,193)	$2,478	$533
Adjusted EBITDA	$5,460	$2,674	$7,895	$6,246
Adjusted EBITDA margin	6.8%	4.1%	5.1%	4.8%
Operating loss	$(2,228)	$(4,589)	$(5,908)	$(6,063)
Operating loss margin	(2.8)%	(7.1)%	(3.9)%	(4.6)%
Restaurant-level operating profit	$14,566	$11,217	$25,654	$22,931
Restaurant-level operating profit margin	18.2%	17.3%	16.7%	17.7%

7 | Page

Kura Sushi USA, Inc.

Reconciliation of Net Loss and Net Loss Per Diluted Share to
Adjusted Net Loss and Adjusted Net Loss Per Diluted Share
(in thousands, except for per share data; unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2026	2025	2026	2025
Net loss	$(1,712)	$(3,781)	$(4,772)	$(4,742)
Litigation(3)	1,210	2,105	1,453	2,105
Adjusted net loss	$(502)	$(1,676)	$(3,319)	$(2,637)

Net loss per Class A and Class B diluted shares	$(0.14)	$(0.31)	$(0.39)	$(0.40)
Litigation(3)	0.10	0.17	0.12	0.18
Adjusted net loss per Class A and Class B diluted shares	$(0.04)	$(0.14)	$(0.27)	$(0.22)
Weighted average Class A and Class B shares outstanding
Diluted shares	12,120	12,073	12,116	11,737
Adjusted diluted shares	12,120	12,073	12,116	11,737

8 | Page

Kura Sushi USA, Inc.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2026	2025	2026	2025
Net loss	$(1,712)	$(3,781)	$(4,772)	$(4,742)
Interest income, net	(567)	(846)	(1,223)	(1,398)
Income tax expense	51	38	87	77
Depreciation and amortization expenses	4,277	3,396	8,386	6,596
EBITDA	2,049	(1,193)	2,478	533
Stock-based compensation expense(1)	1,196	1,081	2,295	2,207
Non-cash lease expense(2)	1,005	681	1,669	1,401
Litigation(3)	1,210	2,105	1,453	2,105
Adjusted EBITDA	$5,460	$2,674	$7,895	$6,246
Adjusted EBITDA margin	6.8%	4.1%	5.1%	4.8%

9 | Page

Kura Sushi USA, Inc.

Reconciliation of Operating Loss to Restaurant-level Operating Profit

(in thousands; unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2026	2025	2026	2025
Operating loss	$(2,228)	$(4,589)	$(5,908)	$(6,063)
Depreciation and amortization expenses	4,277	3,396	8,386	6,596
Stock-based compensation expense(1)	1,196	1,081	2,295	2,207
Pre-opening costs(4)	341	545	604	901
Non-cash lease expense(2)	1,005	681	1,669	1,401
General and administrative expenses	10,967	10,985	20,518	19,718
Corporate-level stock-based compensation in general and administrative expenses	(992)	(882)	(1,910)	(1,829)
Restaurant-level operating profit	$14,566	$11,217	$25,654	$22,931
Operating loss margin	(2.8)%	(7.1)%	(3.9)%	(4.6)%
Restaurant-level operating profit margin	18.2%	17.3%	16.7%	17.7%

(1)
Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in labor and related costs and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations and comprehensive loss.
(2)
Non-cash lease expense includes lease expense from the date of possession of our restaurants that did not require cash outlay in the respective periods.
(3)
Litigation includes expenses related to legal claims or settlements.
(4)
Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of our restaurants, and other related pre-opening costs.

10 | Page